Exhibit 99.1

Shareholders of Avago Technologies Overwhelmingly Approve Merger with Broadcom

Avago Provides Transaction Update

SINGAPORE – November 10, 2015 – Avago Technologies Limited (NASDAQ: AVGO) announced that, at its shareholder meeting held earlier today, its shareholders have voted overwhelmingly to approve their previously announced business combination transaction with Broadcom Corporation, with over 99% of the votes cast by Avago shareholders voted in favor of the transaction.

Avago and Broadcom announced their merger agreement on May 28, 2015. The companies have received clearance on their proposed merger from the Committee on Foreign Investments in the United States and antitrust authorities in the United States, Japan and Taiwan. Among other customary conditions to closing, the transaction remains subject to regulatory approvals from the European Commission and antitrust authorities in China and South Korea, all of which are progressing. Avago currently anticipates that these remaining approvals will be received and expects the transaction to close late in calendar year 2015 or early in 2016.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal CMOS based devices. Avago’s product portfolio is extensive and includes thousands of products in four primary target markets: wireless communications, enterprise storage, wired infrastructure and industrial and other.

Forward-Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Broadcom’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Broadcom and Avago, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed transaction and the expected date of closing of the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed transaction include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required regulatory approvals for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Avago or Broadcom; (5) the ability of Avago and Broadcom to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the transaction; and (10) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that has been filed with and declared effective by the SEC in connection with the proposed transaction. The forward-looking statements in this document speak only as of this date. Neither Broadcom nor Avago undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Broadcom’s overall business, including those more fully described in Broadcom’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Avago’s overall business and financial condition, including those more fully described in Avago’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended November 2, 2014, and its quarterly reports filed on Form 10-Q during its fiscal year ended November 1, 2015. The forward-looking statements in this document speak only as of date of this document. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Pavonia Limited (“Holdco”) and Safari Cayman L.P. (“Holdco LP”) have filed with the SEC a Registration Statement on Form S-4 which includes the joint proxy statement of Avago and Broadcom and also constitutes a prospectus of Holdco and Holdco LP. The Registration Statement on Form S-4 was declared effective by the SEC on September 25, 2015. On or about September 29, 2015, each of Avago and Broadcom commenced mailing the joint proxy statement/prospectus in definitive form to its shareholders of record as of the close of business on September 25, 2015. Broadcom and Avago also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Broadcom and Avago has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the parties on Broadcom’s Investor Relations website (www.broadcom.com/investors) (for documents filed with the SEC by Broadcom) or Avago Investor Relations at (408) 433-8000 or investor.relations@avagotech.com (for documents filed with the SEC by Avago, Holdco or Holdco LP).

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Avago, Avago Technologies, the A logo and Storage by LSI are trademarks of Avago Technologies. Any other trademarks or trade names mentioned are the property of their respective owners.

Avago Contacts:

Ashish Saran

Investor Relations

408-433-8000

investor.relations@avagotech.com

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